                                 NEWS RELEASE                        Exhibit 99


                           Northern Trust Corporation
                             50 South LaSalle Street
                             Chicago, Illinois 60675
                    Contact: Bev Fleming, Investor Relations
                                (312) 444-7811 or
                      Katherine Sopranos, Public Relations

                   (312) 444-4281 http://www.northerntrust.com

FOR IMMEDIATE RELEASE
---------------------

NORTHERN TRUST CORPORATION REPORTS EXPECTED THIRD QUARTER EARNINGS OF $.43 PER SHARE

(Chicago, October 4, 2002) Northern Trust Corporation (NASDAQ: NTRS) reported today that it has taken a $15 million pre-tax charge ($9 million after-tax or $.04 per share), reflecting the complete write-off of its investment in myCFO, Inc.

Northern Trust Corporation expects to report third quarter net income per common share of $.43 compared to $.55 per share in the third quarter of 2001. Results in the third quarter also were impacted by a higher provision for credit losses and lower trust fees and foreign exchange trading profits.

The third quarter provision for credit losses of $20 million reflected the impact of recently completed Shared National Credit reviews. Net charge-offs in the quarter were approximately $12 million. The combination of the increased provision for credit losses and the net charge-offs increased the reserve for credit losses at September 30, 2002 to approximately $168 million. Nonperforming assets of approximately $110 million were comparable to the $110.6 million at June 30, 2002.

William A. Osborn, Chairman and Chief Executive Officer stated, "We are disappointed to report the write-off of our investment in myCFO, Inc. The third quarter presented continuing challenges, with the persistent decline in the equity markets and reduced capital markets activity resulting in lower trust fees and foreign exchange trading profits. Despite the current difficult market and economic conditions, we remain confident in our highly focused business strategy."

                           FORWARD-LOOKING STATEMENTS

     This news release may be deemed to include forward-looking statements, such as statements that relate to Northern Trust's financial goals, dividend policy, expansion and business development plans, business prospects and positioning with respect to market and pricing trends, new business results and outlook, changes in securities market prices, credit quality, planned capital expenditures and technology spending, and the effect of any extraordinary events and various other matters (including changes in accounting standards and interpretations) on Northern Trust's business and results. Actual results could differ materially from those indicated by these statements. Northern Trust Corporation's 2001 Annual Report to Shareholders, including the section of Management's Discussion and Analysis captioned "Factors Affecting Future Results," and periodic reports to the Securities and Exchange Commission contain additional information about factors that could affect actual results, including certain economic, interest rate, market and credit risks, competitive conditions, Northern Trust's success in executing various parts of its business plans, technology risks, including material systems interruptions or errors, and risks associated with changes in the regulatory framework resulting from enactment of the Gramm-Leach-Bliley Act of 1999 and other regulatory changes and factors. All forward-looking statements included in this news release are based on information available at the time of the release, and Northern Trust Corporation assumes no obligation to update any forward-looking statement.

                WEBCAST OF THIRD QUARTER EARNINGS CONFERENCE CALL

     Northern Trust's third quarter earnings conference call will be webcast live on Wednesday, October 16, 2002. The Internet webcast opens the call to all investors, allowing them to listen to the Chief Financial Officer's comments. The live call will be conducted at 11 a.m. CDT and is accessible on Northern Trust's web site at:

        http://www.northerntrust.com/aboutus/news/financial_releases.html

The only authorized rebroadcast of the live call will be available on Northern Trust's web site beginning at approximately 2:00 p.m. CDT on October 16, 2002 until 6:00 p.m. on October 23, 2002. Participants will need Windows Mediatm software, which can be downloaded free through Northern's web site. This earnings release can also be accessed at the above web address.